Amendment No. 10 to Participation Agreement

ReliaStar Life Insurance Company (formerly Northwestern National Life Insurance Company), Variable Insurance Products Fund II and Fidelity Distributors Corporation, hereby amend their Participation Agreement, dated January 1, 1991 and as subsequently amended, by replacing section 2.5 in its entirety with the following:

         2.5. (a) With respect to Initial Class shares, the Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. The Fund has adopted a "no fee" or "defensive" Rule 12b-1 Plan under which it makes no payments for distribution expenses. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a board of trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

         (b) With respect to Service Class shares and Service Class 2 shares, the Fund has adopted Rule 12b-1 Plans under which it makes payments to finance distribution and service expenses. The Fund represents and warrants that it has a board of trustees, a majority of whom are not interested persons of the Fund, which has formulated and approved each of its Rule 12b-1 Plans to finance distribution and service expenses of the Fund and that any changes to the Fund's Rule 12b-1 Plans will be approved by a similarly constituted board of trustees.

IN WITNESS WHEREOF, each party has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of March 29, 2000.


RELIASTAR LIFE INSURANCE COMPANY         VARIABLE INSURANCE PRODUCTS FUND II

By:     /s/ RICHARD R. CROWL             By:     /s/ ROBERT C. POZEN
      ---------------------------              ---------------------------
Name:     Richard R. Crowl               Name:     Robert C. Pozen
      ---------------------------              ---------------------------
Title:   Senior Vice President and       Title:  Senior Vice President
             General Counsel                   ---------------------------
      ---------------------------

                                         FIDELITY DISTRIBUTORS CORPORATION

                                         By:     /s/ Kevin J. Kelly
                                               ---------------------------
                                         Name:     Kevin J. Kelly
                                               ---------------------------
                                         Title:    Vice President
                                               ---------------------------

                                Amendment No. 11

Amendment to the Participation Agreement among ReliaStar Life Insurance Company (the "Company"), Variable insurance Products Fund II (the "Fund") and Fidelity Distributors Corporation (the "Underwriter") dated January 1, 1991 (the "Agreement).

WHEREAS each of the parties desire to expand the ability of the Company to develop and market Variable Life Insurance Policies and Variable Annuity Contracts which have separate accounts using the Fund as the investment vehicle for said separate accounts. The Company, Underwriter and Fund hereby agree to amend Schedule B of the Agreement by inserting the following additional items therein:

         8. Survivorship Flexible Premium Variable Life insurance Policy Form No. 85-911 and the state exceptions (Accumulation SVUL)

         9. Flexible Premium Variable Life Insurance Policy Form No. 84-662 and the state exceptions (Select*Life II)

and, upon making such insertion, replaces the existing Schedule B in its entirety with the attached new Schedule B. dated ___________________, 2000.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of
 ___________________, 2000.

                                           ReliaStar Life Insurance Company

                                           By:_________________________________
                                           Name:_______________________________
                                           Title:______________________________

                                           By:_________________________________
                                           Name:_______________________________
                                           Title:______________________________


                                           Variable Insurance Products Fund II

                                           By:_________________________________
                                           Name:_______________________________
                                           Title:______________________________


                                           Fidelity Distributors Corporation

                                           By:_________________________________
                                           Name:_______________________________
                                           Title:______________________________

                                   SCHEDULE B
                                    CONTRACTS


1. Flexible Premium Individual Deferred Retirement Annuity Contract Form numbers 81-870 and 81-873 (Select*Annuity II).

2. Flexible Premium Variable Life Insurance Policy Contract Form Numbers 83-300, 83-301, 83-302, 83-304, 83-305, 83-306, 83-307 or 83-309
         (Select*Life I).

3. Flexible Premium Variable Life Insurance Policy Contract Form No. 84-795 and the state exceptions (Select*Life III).

4. Flexible Premium Individual Deferred Retirement Annuity Contract Form No. 84-420 and the state exceptions (Select*Annuity III).

5. Flexible Premium Individual Deferred Retirement Annuity Contract Form No. 84-420 and the state exceptions (Northstar Variable Annuity).

6. Survivorship Flexible Premium Variable Life Insurance Policy Form No. 85-230 and the state exceptions (Variable Estate Design).

7. Flexible Premium Variable Life Insurance Policy Contract Form No. 85-484 and the state exceptions (FlexDesign).

8. Survivorship Flexible Premium Variable Life Insurance Policy Form No. 85-911 and the state exceptions (Accumulation SVUL).

9. Flexible Premium Variable Life Insurance Policy Form No. 84-662 and the state exceptions (Select*Life II).